UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
 ______________________________________________________________________

Date of Report (Date of earliest event reported): December 23, 2025

Willis Lease Finance Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15369	68-0070656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4700 Lyons Technology Parkway
Coconut Creek, FL 33073
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 349-9989

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.01 par value per share	WLFC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 23, 2025, Willis Lease Finance Corporation (the “Company”) and its direct, wholly-owned subsidiary Willis Engine Structured Trust IX (“WEST”), closed its offering of $392,900,000 in aggregate principal amount of fixed rate notes (the “Notes”). The Notes were issued in two series, with the Series A Notes issued in an aggregate principal amount of $337,400,000 and the Series B Notes issued in an aggregate principal amount of $55,500,000. The Notes are secured by, among other things, WEST’s direct and indirect ownership interests in a portfolio of 47 aircraft engines and two airframes, which WEST will acquire from Willis pursuant to an asset purchase agreement.

The Series A Notes and Series B Notes have a fixed coupon of 5.159% and 5.696%, respectively, an expected maturity of approximately six years, an expected weighted average life (based on certain modeling assumption) of 4.1 years and a final maturity of 25 years. The Series A Notes and Series B Notes were issued at a price of 99.99937% and 99.99686% of par, respectively.

The net proceeds of the Notes will be primarily applied to (i) pay fees and expenses related to the issuance of the Notes, (ii) deposit initial amounts in reserve accounts for security deposits, maintenance expenses and other expenses and (iii) pay Willis periodically over a 270-day delivery period as consideration for the aircraft engines and the airframes acquired by WEST from Willis in connection with the financing. Willis will apply any net proceeds it receives for general corporate purposes.

In connection with this transaction, Willis and WEST entered into a number of agreements, in addition to the Note Purchase Agreement previously reported on the Willis current report on Form 8-K filed on December 12, 2025 including those listed below:

1.Asset Purchase Agreement dated as of December 23, 2025 by and between Willis, as seller, and WEST, as purchaser, providing for, among other things, the sale by Willis to WEST of 47 aircraft engines and two airframes during a specified delivery period, by way of direct sale of the assets or the sale of beneficial ownership interests in trusts that own the assets.

2.Trust Indenture dated as of December 23, 2025 among WEST, U.S. Bank National Association (“USB”), as operating bank and trustee, Willis, as administrative agent, and Bank of America, N.A. (“BofA”), as initial liquidity facility provider, providing for the issuance by WEST of the Notes (the “Indenture”). The Indenture contains customary covenants for offerings of this type that apply to WEST and its subsidiaries (but not Willis and its subsidiaries other than WEST), including among others, limitations on incurrence of additional debt, limitations on distributions and dividends, limitations on asset dispositions, and a requirement to comply with certain concentration lease limits included in the Indenture. The Indenture also contains customary events of default. Pursuant to the Indenture, cash earned by WEST will be collected in a pledged account, which will be used to service the Notes and any remaining amounts, after debt service and defined expenses, will be distributed to Willis. Additionally, amounts equal to a portion of WEST’s maintenance costs (including maintenance reserve reimbursement obligations) and lease security deposit reimbursement obligations will be accumulated in pledged accounts and will be available to fund future maintenance events and to apply as security deposit amounts are permitted or required to be applied under the applicable lease, respectively.

3.Security Trust Agreement dated as of December 23, 2025 among WEST and USB, as security trustee (the “Security Trustee”) and operating bank (the “Security Trust Agreement”). Pursuant to the Security Trust Agreement, WEST grants, and each of WEST’s future subsidiaries will grant, a security interest in substantially all of its assets to the Security Trustee for the benefit of the secured parties in the transaction, including the holders of the Notes. The assets of WEST are not available to satisfy Willis’s obligations or those of any of Willis’s affiliates other than the obligations specific to WEST.

4.Servicing Agreement dated as of December 23, 2025 among WEST and Willis, as servicer and administrative agent, providing for the appointment of Willis as the servicer of the assets of WEST and its subsidiaries. WEST will pay Willis, as servicer, monthly fees equal to a senior rent based fee of 8.0% and a subordinated rent based fee of 3.5% of the aggregate net rents actually received by WEST on the related assets. WEST will also pay Willis a fee of 3.0% of the net proceeds from the sale of any related asset.

5.Administrative Agency Agreement dated as of December 23, 2025 among WEST, Willis, as administrative agent and USB, as indenture trustee and security trustee, providing for the appointment of Willis as the administrative agent of WEST and its subsidiaries. WEST will pay Willis, as administrative agent, monthly fees equal to 2.0% of the aggregate net rents actually received by WEST on the related assets.

6.Revolving Credit Agreement dated as of December 23, 2025 among WEST, Willis, as administrative agent and BofA, as initial liquidity facility provider, providing for a revolving loan that may only be applied to certain of WEST’s obligations, including interest on the Notes for a specified period.

Each of these agreements contains customary representations, warranties, covenants and events of default for a transaction of this type.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information contained under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On December 23, 2025, the Company issued a news release announcing the closing of the Notes. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The news release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of, the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful. The Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Notes are being offered only to qualified institutional buyers under Rule 144A under the Securities Act and outside the United States in compliance with Regulation S under the Securities Act.

Item 9.01. Exhibits.

Exhibit No.	Description
99.1	News Release dated December 23, 2025, announcing the closing of the offering by WEST of $392,900,000 of fixed rate notes.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: December 23, 2025

WILLIS LEASE FINANCE CORPORATION

By:	/s/ Scott B. Flaherty
Scott B. Flaherty
Executive Vice President and Chief Financial Officer

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